Exhibit 99.1

EVERCORE PARTNERS REPORTS FIRST QUARTER 2009 RESULTS;

DECLARES QUARTERLY DIVIDEND OF $0.12 PER SHARE

Highlights

¡	Adjusted Pro Forma Net Revenues increase 15% over the same period in 2008 to $50.6 million.

¡	Adjusted Pro Forma Advisory revenue of $48.0 million exceeded the prior quarter and the first quarter of 2008 by 54% and 19%, respectively, significantly outperforming market trends.

¡	Advising Wyeth on its pending $68 billion transaction with Pfizer

¡	Continue to grow restructuring revenue: advising General Motors, LyondellBasell and MGM Mirage

¡	Increase in number of fee paying clients over the prior year

¡

Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $1.8 million, or $0.05 per share and U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $0.2 million, or $0.01 per share.

¡

Hired three new Advisory Senior Managing Directors, expanding coverage in transportation and infrastructure, oil and gas and in Europe and bringing the total number of Advisory Senior Managing Directors to 38 at the end of the first quarter.

¡	Strategic cooperation effort with CITIC Securities International in China furthers Evercore’s globalization efforts and adds to previously announced alliances with Mizuho in Japan and G5 in Brazil.

¡

Formation of Evercore Trust Company, N.A. in conjunction with the pending acquisition of the Special Fiduciary Services business from Bank of America N.A., which is immediately accretive on an adjusted pro forma basis and is a strategic component to Evercore’s institutional investment management and wealth management businesses.

¡	Evercore Wealth Management accumulated $644 million of total Assets Under Management in its first full quarter of operations.

¡	Maintains strong liquidity position; declares quarterly dividend of $0.12 per share.

NEW YORK, April 30, 2009 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were $50.6 million for the three months ended March 31, 2009, compared to Adjusted Pro Forma Net Revenues of $44.0 million for the three months ended March 31, 2008. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $1.8 million or $0.05 per share for the three months ended March 31, 2009, compared to Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $4.5 million or $0.13 per share for the three months ended March 31, 2008.

U.S. GAAP Net Revenues were $49.7 million for the three months ended March 31, 2009, compared to U.S. GAAP Net Revenues of $44.5 million for the three months ended March 31, 2008. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $0.2 million or $0.01 per share for the three months ended March 31, 2009, compared to a U.S. GAAP Net Loss Attributable to Evercore Partners Inc. of $(1.0) million or $(0.08) per share for the three months ended March 31, 2008.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of Advisory fees earned, as well as gains or losses relating to the Firm’s Investment Management business and other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Our revenue performance was relatively strong, and we are quite pleased here,” said Roger Altman, Chairman and Chief Executive Officer. “This reflected both the excellent results in our Restructuring Advisory business and Evercore having participated in several of the most important global M&A transactions for the quarter. We also added three new Senior Managing Directors in Advisory – expanding both our sectoral and geographic coverage – and will add more this year.”

“Evercore’s Adjusted Pro Forma Net Income was down versus the first quarter of 2008, but considerably better than the last quarter of 2008. Compared to the first quarter of 2008, our Advisory earnings were up but the loss in Investment Management widened considerably. This reflected start-up expenses associated with Evercore Wealth Management and Evercore Trust Company. It also reflected the halt in fundraising for Evercore Capital Partners and HighView, as well as portfolio-company related mark downs.”

“I should say that we are quite pleased with the progress of Evercore Wealth Management, which is ahead of plan and with the formation of Evercore Trust Company and the related acquisition of the Special Fiduciary Services business from Bank of America, which is immediately accretive to earnings.”

In the discussion below of Evercore and the business segments, information is presented on an adjusted pro forma basis which is a non-generally accepted accounting principles (“non-GAAP”) measure and is unaudited. Adjusted pro forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items. Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect what management views as ongoing operations. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the adjusted pro forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an adjusted pro forma basis, see pages A-1 through A-6 included in Annex I. These adjusted pro forma amounts are allocated to the Company’s two business segments: Advisory and Investment Management.

Consolidated Adjusted Pro Forma and U.S. GAAP Results

	Three Months Ended March 31,
	Adjusted Pro Forma			U.S. GAAP
	2009	2008	% Change	2009	2008	% Change
	(dollars in thousands)
Net Revenues (1)	$50,606	$44,035	15%	$49,726	$44,488	12%

Expenses:
Employee Compensation and Benefits	35,854	25,803	39%	35,854	33,255	8%
Non-compensation Costs (1)	10,647	11,779	(10)%	12,417	13,835	(10)%

Total Expenses	46,501	37,582	24%	48,271	47,090	3%

Operating Income (Loss)	4,105	6,453	(36)%	1,455	(2,602)	NM
Interest Expense on Long-term Debt (2)	1,892	—	NM	—	—	NM

Pre-Tax Income (Loss)	2,213	6,453	(66)%	1,455	(2,602)	NM
Provision (Benefit) for Income Taxes	936	1,958	(52)%	1,058	(294)	NM

Net Income (Loss)	1,277	4,495	(72)%	397	(2,308)	NM
Noncontrolling Interest	(528)	—	NM	206	(1,343)	NM

Net Income (Loss) Attributable to Evercore Partners Inc.	$1,805	$4,495	(60)%	$191	$(965)	NM

Earnings Per Share	$0.05	$0.13	(62)%	$0.01	$(0.08)	NM

(1)	For Adjusted Pro Forma purposes reimbursable client related expenses have been presented as a reduction from the associated Non-compensation Costs for all periods. In prior years, such amounts were included in Net Revenues.

(2)	Interest Expense on Long-term Debt represents interest expense on the Senior Notes and is presented below Operating Income (Loss) on an Adjusted Pro Forma basis.

Evercore continued to increase its global reach during the first quarter of 2009 with 22% of total revenue being sourced from outside of the United States.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Advisory and Investment Management segments.

Advisory

	Three Months Ended March 31,
	2009	2008	% Change
	(dollars in thousands)
Net Revenues:
Advisory (1)	$48,049	$40,398	19%
Other Revenue, net	602	782	(23)%

Net Revenues	48,651	41,180	18%

Expenses:
Employee Compensation and Benefits	29,212	21,137	38%
Non-compensation Costs (1)	7,291	9,664	(25)%

Total Expenses	36,503	30,801	19%

Adjusted Pro Forma Pre-Tax Income	$12,148	$10,379	17%

(1)	Reimbursable client related expenses have been presented as a reduction from the associated Non-compensation Costs for all periods. In prior years, such amounts were included in Net Revenues.

Revenues

Advisory revenue was $48.0 million for the three months ended March 31, 2009, compared to $40.4 million for the three months ended March 31, 2008, an increase of 19%. This was accomplished despite a decrease of 42% in the dollar value of global completed M&A transactions and an increase of 7% in the dollar value of U.S. completed M&A transactions during the first quarter of 2009 over the prior year.

Evercore continues to secure restructuring advisory assignments, as the number of companies in financial difficulty also continues to increase. Evercore has also seen an emergence in M&A activity for distressed assets and has received mandates to advise in these situations. Evercore has been retained as the advisor on several large, noteworthy engagements, including General Motors, LyondellBasell, and MGM Mirage among others.

Announced M&A transactions during the first quarter of 2009 include:

¡	Swiss Reinsurance Company on its capital investment from Berkshire Hathaway

¡	Sirius XM Radio on a two-phase capital investment from Liberty Media

¡	The Copley Press on its sale of The San Diego Union-Tribune

¡	LoopNet in connection with its sale of convertible preferred stock

¡	infoGROUP on its sale of Macro International

According to Thomson Financial, among boutiques, Evercore was the number one ranked firm during the first quarter of 2009 as measured by the value of U.S. announced transactions. In particular, we advised Wyeth on the Pfizer/Wyeth transaction, the largest U.S. transaction announced during the quarter.

Evercore earned Advisory revenues from 69 clients during the first quarter of 2009, up from 60 clients during the first quarter of 2008.

In keeping with Evercore’s stated Advisory strategy to build a global footprint and add talented senior bankers, Evercore has established a cooperation agreement with CITIC Securities, a leading Chinese investment banking firm headquartered in Beijing, and, separately Evercore expanded its M&A and restructuring teams with productive senior bankers. Evercore is pleased to announce that it hired three new Advisory Senior Managing Directors during the first quarter (two of which will start later in the year), thereby expanding coverage in transportation and infrastructure, oil and gas and in Europe.

Expenses

Compensation costs for the Advisory segment for the first quarter ended March 31, 2009, increased by $8.1 million due, in part, to higher revenues and an increase in banker headcount. This increase in banker headcount reflects Evercore’s decision to strategically grow its Advisory business during this downturn, particularly its efforts to globalize and to continue to build its restructuring group. For the three months ended March 31, 2009, Evercore’s Advisory compensation ratio was 60%; down from the compensation ratio reported for the full year 2008 of 62%. Excluding the stock compensation costs related to Advisory Senior Managing Directors hired in 2007, 2008 and 2009, the ratio would have been 52%.

Non-compensation costs for the first quarter ended March 31, 2009, declined in the aggregate by $2.4 million from the first quarter of 2008, reflecting Evercore’s continued cost reduction efforts including, among others, the disciplined management of travel and travel-related expenses.

Investment Management

	Three Months Ended March 31,
	2009	2008	% Change
	(dollars in thousands)
Net Revenues:
Private Equity (1)	$1,470	$2,126	(31)%
Institutional Asset Management	(1,070)	289	NM
Wealth Management	166	—	NM

Investment Management Revenues	566	2,415	(77)%
Other Revenue, net (2)	1,389	440	216%

Net Revenues	1,955	2,855	(32)%

Expenses:
Employee Compensation and Benefits	6,642	4,666	42%
Non-compensation Costs (1)	3,356	2,115	59%

Total Expenses	9,998	6,781	47%

Adjusted Pro Forma Operating Income (Loss)	(8,043)	(3,926)	(105)%
Interest Expense on Long-term Debt (2)	1,892	—	NM

Adjusted Pro Forma Pre-Tax Income (Loss)	$(9,935)	$(3,926)	(153)%

(1)	Reimbursable client related expenses have been presented as a reduction from the associated Non-compensation Costs for all periods. In prior years, such amounts were included in Net Revenues.

(2)	Other Revenue, net includes interest income and expense on short-term reverse repurchase and repurchase agreements. Interest expense related to the Senior Notes is presented in Interest Expense on Long-term Debt in order to clearly reflect the operating results of the business.

	Private Equity		Institutional Asset Management		Wealth Management		Investment Management Revenues
	For the three months ended March 31,
	2009	2008	2009	2008	2009	2008	2009	2008
	(dollars in thousands)
Management Fees	$2,147	$1,819	$671	$1,257	$166	$—	$2,984	$3,076
Realized and Unrealized Gain (Loss)	(677)	307	(821)	(968)	—	—	(1,498)	(661)
Investment in HighView	—	—	(920)	—	—	—	(920)	—

Investment Management Revenues	$1,470	$2,126	$(1,070)	$289	$166	$—	$566	$2,415

Evercore has made progress in Investment Management in both building early stage businesses and taking steps to improve the profitability of the segment. On April 29, Evercore announced the formation of Evercore Trust Company in conjunction with the pending consummation of its acquisition of Bank of America’s Special Fiduciary Services Division, Evercore Trust Company, a newly chartered national trust bank, will focus on providing specialized investment management, independent fiduciary and trustee services to employee benefit plans of large corporations and will commence operations with approximately $12.8 billion in assets under management and administration. The addition of this business is immediately accretive on an adjusted pro forma basis and will be strategic to both the Institutional Asset Management and the Wealth Management businesses.

Due to the significant dislocations experienced across the alternative investment markets, Evercore has decided to delay capital raising for Evercore Capital Partners and focus on the management and realization of the existing portfolio. HighView Investment Group (“HighView”) has also decided against proceeding with its business. None of the capital HighView raised was invested, and HighView has agreed to release the founding partners, including Evercore, from their capital commitments.

Revenues

Investment Management Revenues declined to $0.6 million for the first quarter ended March 31, 2009, compared to revenue of $2.4 million for the first quarter ended March 31, 2008. The decline in revenues versus the prior period primarily reflects the adverse impact the current market environment had on the realized and unrealized gains and losses of our institutional asset management and private equity businesses, and Evercore’s share of the losses associated with HighView’s decision to cease fundraising. Management fee revenue also decreased slightly from $3.1 million to $3.0 million year-over-year.

Other Revenues increased due to higher returns from our investments in high grade corporate securities held as Marketable Securities. These returns partially offset the cost of the Long-term Debt issued to Mizuho.

Expenses

Investment Management compensation and non-compensation costs of $10.0 million for the first quarter of 2009 include $2.9 million of costs incurred in connection with the build out of Evercore Wealth Management and Evercore Trust Company.

Cost Management Initiatives

In conjunction with Evercore’s decision to delay capital raising for Evercore Capital Partners, and other ongoing strategic cost management initiatives, Evercore expects to record a pre-tax charge in the Adjusted Pro Forma results of approximately $1.6 million related to the modification of certain equity compensation arrangements and downsizing in the second quarter of this year. The pre-tax charge on a U.S. GAAP basis will be approximately $19.9 million. The difference in amount relates to the expense required to be recorded under U.S. GAAP for stock compensation awards that are voluntarily forfeited by employees who remain with the Company. During the second quarter we expect such employees to forfeit voluntarily approximately 762,000 of unvested restricted stock units and partnership units.

Balance Sheet

We continue to maintain a strong balance sheet, holding liquid assets available for operations and investments of $218.6 million.

During the quarter we repurchased approximately 170,000 shares of Class A common stock pursuant to our Share Repurchase Program and net settlement of stock-based compensation awards.

Corporate Reporting

Other U.S. GAAP Expenses

Included in the first quarter 2009 and 2008 U.S. GAAP results are the following expenses that have been excluded from the Adjusted Pro Forma results:

•

$1.1 million of charges for the three months ended March 31, 2008, as Special Charges in connection with employee severance, accelerated share-based vesting, facilities costs associated with the closing of the Los Angeles office and the write-off of certain capitalized costs associated with fundraising initiatives for ECP III.

•	The amortization of intangibles associated with the acquisitions of Protego and Braveheart.

•

$7.5 million in expense included in Employee Compensation and Benefits for the three months ended March 31, 2008, resulting from the issuance of shares as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition. This was the final payment relating to this acquisition.

•

$0.3 million of charges for the three months ended March 31, 2009, as Acquisition and Transition Costs for costs incurred in connection with acquisitions currently in process. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R) Business Combinations, which was effective January 1, 2009.

In addition, reimbursable client related expenses have been presented as a reduction from Revenues and the associated Non-compensation Costs of $1.0 million and $0.5 million in the Adjusted Pro Forma results for the three months ended March 31, 2009 and 2008, respectively.

Income Taxes

For the three months ended March 31, 2009, Evercore’s adjusted pro forma effective tax rate was approximately 42% compared to an effective tax rate of approximately 30% for the three months ended March 31, 2008. The adjusted pro forma effective tax rate assumes that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rate, that all deferred tax assets relating to foreign operations are fully realizable within that structure on a consolidated basis and that adjustments for deferred tax assets related to tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

Dividend

On April 28, 2009 the Board of Directors of Evercore declared a quarterly dividend of $0.12 per share to be paid on June 12, 2009 to common stockholders of record on May 29, 2009.

Conference Call

Evercore will host a conference call to discuss its results for the first quarter on Thursday, April 30, 2009, at 8:00 a.m. Eastern Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing

(877) 941-2928 (toll-free domestic) or (480) 629-9722 (international); passcode: 4065036. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (800) 406-7325 (toll-free domestic) or (303) 590-3030 (international); passcode: 4065036. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on Evercore’s Web site for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading investment banking boutique and investment management firm. Evercore’s Advisory business counsels its clients on mergers, acquisitions, divestitures, restructurings and other strategic transactions. Evercore’s Investment Management business comprises private equity investing, institutional asset management and wealth management. Evercore serves a diverse set of clients around the world from its offices in New York, San Francisco, Boston, London, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the Company’s Web site at www.evercore.com.

#            #            #

Investor Contact:	Robert B. Walsh Chief Financial Officer, Evercore Partners 212-857-3100

Media Contact:	Kenny Juarez The Abernathy MacGregor Group, for Evercore Partners 212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted pro forma results are a non-GAAP measure. Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect what management views as ongoing operations. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to adjusted pro forma results is presented in the tables included in Annex I.

Evercore’s revenues and net income can fluctuate materially depending on the number, size and timing of the completed transactions on which it advises, the number and size of Investment Management gains or losses and other factors. Accordingly, the revenues and net income in any particular quarter may not be indicative of future results. Evercore believes that annual results are the most meaningful.

Forward-Looking Statements

This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2008. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this discussion. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended March 31,
	2009	2008
REVENUES
Advisory Revenue	$49,058	$40,692
Investment Management Revenue	569	2,574
Other Revenue	8,590	7,214

TOTAL REVENUES	58,217	50,480
Interest Expense (1)	8,491	5,992

NET REVENUES	49,726	44,488

EXPENSES
Employee Compensation and Benefits	35,854	33,255
Occupancy and Equipment Rental	3,162	3,310
Professional Fees	3,824	3,477
Travel and Related Expenses	1,598	2,744
Communications and Information Services	734	642
Depreciation and Amortization	1,057	1,081
Special Charges	—	1,127
Acquisition and Transition Costs	290	—
Other Operating Expenses	1,752	1,454

TOTAL EXPENSES	48,271	47,090

INCOME (LOSS) BEFORE INCOME TAXES	1,455	(2,602)
Provision (Benefit) for Income Taxes	1,058	(294)

NET INCOME (LOSS)	397	(2,308)
Net Income (Loss) Attributable to Noncontrolling Interest	206	(1,343)

NET INCOME (LOSS) ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$191	$(965)

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders	$191	$(965)

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	13,701	12,757
Diluted	13,992	12,757
Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.01	$(0.08)
Diluted	$0.01	$(0.08)

[1]	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Evercore prepares its Condensed Consolidated Financial Statements using U.S. GAAP. In addition to analyzing the Company’s results on a U.S. GAAP basis, Management reviews the Company’s and Business Segments’ results on an adjusted pro forma basis, which is a non-GAAP financial measure. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The adjusted pro forma results reflect the following adjustments, which management believes are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Exclusion of deferred consideration related to Braveheart acquisition. The former shareholders of Braveheart were issued $7.5 million of restricted stock in the first quarter of 2008 as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition.

Special Charges. The Company has reflected $1.1 million of charges in 2008 as Special Charges in connection with employee severance, accelerated share-based vesting, facilities costs associated with the closing of the Los Angeles office and the write-off of certain capitalized costs associated with fundraising initiatives for ECP III. Evercore expects to realize cost savings in the future due to these changes.

Acquisition and Transition Costs. The Company has reflected $0.3 million of charges for the three months ended March 31, 2009, as Acquisition and Transition Costs for costs incurred in connection with acquisitions currently in process. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R) Business Combinations, which was effective January 1, 2009.

Exclusion of amortization of intangible assets acquired with Protego and Braveheart. The Protego acquisition was undertaken in contemplation of the IPO. The Braveheart acquisition occurred on December 19, 2006.

Reimbursable Expenses. The Company has reflected the reclassification of $1.0 million and $0.5 million of reimbursable expenses from revenue for the three months ended March 31, 2009 and 2008, respectively.

Vesting of unvested equity. Management believes that it is useful to provide the per-share effect associated with the vesting of previously granted but unvested equity, and thus the adjusted pro forma results reflect the vesting of all unvested event-based Evercore LP partnership units and stock-based awards. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of the remaining event-based unvested partnership units or stock-based awards will be achieved or satisfied.

The unaudited condensed consolidated adjusted pro forma financial information is included for informational purposes only and should not be relied upon as being indicative of Evercore’s results of operations or financial condition had the transactions contemplated in connection with the internal reorganization been completed on the dates assumed. The unaudited condensed consolidated adjusted pro forma financial information also does not project the results of operations or financial position for any future period or date.

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2009

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. U.S. GAAP	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$49,058	(1,009	)(a)	$48,049
Investment Management Revenue	569	(3	)(a)	566
Other Revenue	8,590	(6,599	)(b)	1,991

TOTAL REVENUES	58,217	(7,611)		50,606
Interest Expense	8,491	(8,491	)(b)	—

NET REVENUES	49,726	880		50,606

EXPENSES
Employee Compensation and Benefits	35,854	—		35,854
Occupancy and Equipment Rental	3,162	—		3,162
Professional Fees	3,824	(469	)(a)	3,355
Travel and Related Expenses	1,598	(432	)(a)	1,166
Communications and Information Services	734	(17	)(a)	717
Depreciation and Amortization	1,057	(468	)(c)	589
Special Charges	—	—		—
Acquisition and Transition Costs	290	(290	)(d)	—
Other Operating Expenses	1,752	(94	)(a)	1,658

TOTAL EXPENSES	48,271	(1,770)		46,501

INCOME BEFORE INTEREST EXPENSE ON LONG-TERM DEBT AND INCOME TAXES	1,455	2,650		4,105
Interest Expense on Long-term Debt	—	1,892	(b)	1,892

INCOME BEFORE INCOME TAXES	1,455	758		2,213
Provision for Income Taxes	1,058	(122	)(e)	936

NET INCOME	397	880		1,277
Net Income (Loss) Attributable to Noncontrolling Interest	206	(734	)(f)	(528)

NET INCOME ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$191	$1,614		$1,805

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	12,127	—		12,127
Vested Partnership Units	—	14,875	(g)	14,875
Unvested Partnership Units	77	4,776	(g)	4,853
Vested Restricted Stock Units—Event Based	1,209	—		1,209
Unvested Restricted Stock Units—Event Based	—	800	(g)	800
Vested Restricted Stock Units—Service Based	365	—		365
Unvested Restricted Stock Units—Service Based	141	—		141
Unvested Restricted Stock—Service Based	73	—		73

Total Shares	13,992	20,451		34,443

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.01			$0.05
Diluted	$0.01			$0.05

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2008

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. U.S. GAAP	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$40,692	(294	)(a)	$40,398
Investment Management Revenue	2,574	(159	)(a)	2,415
Other Revenue	7,214	(5,992	)(b)	1,222

TOTAL REVENUES	50,480	(6,445)		44,035
Interest Expense	5,992	(5,992	)(b)	—

NET REVENUES	44,488	(453)		44,035

EXPENSES
Employee Compensation and Benefits	33,255	(7,452	)(h)	25,803
Occupancy and Equipment Rental	3,310	—		3,310
Professional Fees	3,477	(208	)(a)	3,269
Travel and Related Expenses	2,744	(185	)(a)	2,559
Communications and Information Services	642	(16	)(a)	626
Depreciation and Amortization	1,081	(476	)(c)	605
Special Charges	1,127	(1,127	)(i)	—
Acquisition and Transition Costs	—	—		—
Other Operating Expenses	1,454	(44	)(a)	1,410

TOTAL EXPENSES	47,090	(9,508)		37,582

INCOME (LOSS) BEFORE INTEREST EXPENSE ON LONG-TERM DEBT AND INCOME TAXES	(2,602)	9,055		6,453
Interest Expense on Long-term Debt	—	—		—

INCOME (LOSS) BEFORE INCOME TAXES	(2,602)	9,055		6,453
Provision (Benefit) for Income Taxes	(294)	2,252	(e)	1,958

NET INCOME (LOSS)	(2,308)	6,803		4,495
Net Income (Loss) Attributable to Noncontrolling Interest	(1,343)	1,343	(f)	—

NET INCOME (LOSS) ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$(965)	$5,460		$4,495

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	11,319	341	(g)	11,660
Vested Partnership Units	—	15,214	(g)	15,214
Unvested Partnership Units	—	4,853	(g)	4,853
Vested Restricted Stock Units—Event Based	1,216	—		1,216
Unvested Restricted Stock Units—Event Based	—	900	(g)	900
Vested Restricted Stock Units—Service Based	222	—		222
Unvested Restricted Stock Units—Service Based	—	8	(g)	8
Unvested Restricted Stock—Service Based	—	120	(g)	120

Total Shares	12,757	21,436		34,193

Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$(0.08)			$0.13
Diluted	$(0.08)			$0.13

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(dollars in thousands)

(UNAUDITED)

	Three Months Ended March 31, 2009
	Adjusted Pro Forma Basis		Adjustments		U.S. GAAP Basis
	Advisory	Investment Management			Consolidated Results
REVENUES
Advisory Revenue	$48,049	$—	$1,009	(a)	$49,058
Investment Management Revenue	—	566	3	(a)	569
Other Revenue	602	1,389	6,599	(b)	8,590

TOTAL REVENUES	48,651	1,955	7,611		58,217
Interest Expense	—	—	8,491	(b)	8,491

NET REVENUES	48,651	1,955	(880)		49,726

EXPENSES
Employee Compensation and Benefits	29,212	6,642	—		35,854
Non-compensation Costs	7,291	3,356	1,770	(a)(c)(d)	12,417

TOTAL EXPENSES	36,503	9,998	1,770		48,271

Income (Loss) Before Interest Expense on Long-term Debt and Income Taxes	12,148	(8,043)	(2,650)		1,455
Interest Expense on Long-term Debt	—	1,892	(1,892	)(b)	—

Income (Loss) Before Income Taxes	$12,148	$(9,935)	$(758)		$1,455

	Three Months Ended March 31, 2008
	Adjusted Pro Forma Basis		Adjustments		U.S. GAAP Basis
	Advisory	Investment Management			Consolidated Results
REVENUES
Advisory Revenue	$40,398	$—	$294	(a)	$40,692
Investment Management Revenue	—	2,415	159	(a)	2,574
Other Revenue	782	440	5,992	(b)	7,214

TOTAL REVENUES	41,180	2,855	6,445		50,480
Interest Expense	—	—	5,992	(b)	5,992

NET REVENUES	41,180	2,855	453		44,488

EXPENSES
Employee Compensation and Benefits	21,137	4,666	7,452	(h)	33,255
Non-compensation Costs	9,664	2,115	2,056	(a)(c)(i)	13,835

TOTAL EXPENSES	30,801	6,781	9,508		47,090

Income (Loss) Before Interest Expense on Long-term Debt and Income Taxes	10,379	(3,926)	(9,055)		(2,602)
Interest Expense on Long-term Debt	—	—	—		—

Income (Loss) Before Income Taxes	$10,379	$(3,926)	$(9,055)		$(2,602)

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Operations

(a)	The Company has reflected the reclassification of $1.0 million and $0.5 million of reimbursable expenses from revenue for the three months ended March 31, 2009 and 2008, respectively.

(b)	Adjusted Pro Forma segment information classifies interest expense on short-term repurchase agreements within the Investment Management segment as Other Revenue, net, whereas U.S. GAAP results reflect this in Interest Expense. Interest Expense on Long-term Debt is presented as a separate line on a segment basis and is included in Interest Expense on a U.S. GAAP Basis.

(c)	Reflects expenses associated with amortization of intangible assets acquired in the Protego and Braveheart acquisitions.

(d)	The Company has reflected $0.3 million of charges for the three months ended March 31, 2009, as Acquisition and Transition Costs for costs incurred in connection with acquisitions currently in process. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R) Business Combinations, which was effective January 1, 2009.

(e)	Evercore is organized as a series of Limited Liability Companies, Partnerships and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, an adjustment has been made to decrease Evercore’s effective tax rate to approximately 42% for the three months ended March 31, 2009 and increase the effective tax rate to 30% for the three months ended March 31, 2008. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rate, that all deferred tax assets relating to foreign operations are fully realizable within that structure on a consolidated basis and that adjustments for deferred tax assets related to tax deductions for equity-based compensation awards are made directly to stockholders’ equity. Included in the effect tax rate for the three months ended March 31, 2008 is a one-time net tax benefit that was realized during the first quarter. The Company’s effective tax rate would have been approximately 41% excluding the benefit.

(f)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.

(g)	Assumes the vesting of all LP partnership units and restricted stock unit event-based awards and reflects on a weighted average basis, the dilution of unvested service-based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units and event-based restricted stock units are excluded from the calculation.

(h)	Reflects an adjustment for a reduction of $7.5 million of compensation expense associated with the issuance of restricted stock to the former shareholders of Braveheart in the first quarter of 2008 as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition.

(i)	The Company has reflected $1.1 million of charges in the first quarter of 2008, as Special Charges in connection with the write-off of certain capitalized costs associated with ECP III fund raising initiatives, employee severance, accelerated share-based vesting and facilities costs associated with the closing of the Los Angeles office.